Forest City Enterprises Investor Presentation, August 2014 EXHIBIT 99.1

INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), net operating income (“NOI”), Comparable NOI, and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non-GAAP measures. For a more thorough discussion of FFO, Operating FFO, NOI, Comparable NOI, pro‐rata measures, and NAV, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished to the SEC on Form 8‐K on August 6, 2014. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 2

Company Overview 3

OUR STRATEGIC PLAN CAPABILITY - ADAPTABILITY - ACCOUNTABILITY Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics 4

COMPANY PROFILE 5 Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes many premier properties located throughout the United States. With a focus on Core Markets – Boston, Chicago, Denver, Los Angeles, Philadelphia, and the greater metropolitan areas of New York City, San Francisco, and Washington D.C.– we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential.

VISION AND MISSION 6 OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values.

Focus on the Core 7

BALANCED, DIVERSE NOI SOURCES 8 (1) Includes commercial and residential outlot land sales. (2) Includes limited-distribution subsidized senior housing. (3) Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income. (4) Includes Richmond, Virginia. (5) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. NOI by Product Type: 322,166$ NOI by Market Type: 311,533$ Arena 11,293 Arena 11,293 Corporate Activities (24,349) Corporate Activities (24,349) Other (3) (22,904) Other (3) (22,904) Write-offs of abandoned development Write-offs of abandoned development projects and demolition costs (933) projects and demolition costs Military Housing 10,633 Grand Total NOI 285,273$ Grand Total NOI 285,273$ (933) Net Operating Income by Product Type Net Operating Income by Core Market Pro-Rata Consolidation (dollars in thousands) Pro-Rata Consolidation (dollars in thousands) Six Months Ended June 30, 2014 Six Months Ended June 30, 2014 Retail $88,368 27.4% Office $109,669 34.0% Apartments (2) $88,714 27.6% Military Housing $10,633 3.3% Land (1) $24,782 7.7% Greater New York City $107,484 34.5% Denver $28,586 9.2% Greater Washington, D.C.(4) $26,866 8.6% Los Angeles $21,903 7.0% Greater San Francisco $21,312 6.9%Boston $20,448 6.6% Chicago $12,183 3.9% Philadelphia $9,885 3.2% Dallas $3,056 1.0% Non-Core Markets $43,817 14.0% Regional Malls(5) $15,993 5.1%

NOI BY PRODUCT TYPE AND MARKET(1) 9 (1) Excludes military housing and other. (2) Includes limited-distribution subsidized senior housing. (3) Includes commercial and residential outlot land sales. (4) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core markets. Six Months Ended June 30, 2014 New York City 61% 34% 13% 0% 34.5% Denver 0% 2% 4% 93% 9.2% Washington DC 10% 6% 11% 0% 8.6% Los Angeles 0% 20% 5% 0% 7.0% San Francisco 1% 11% 11% 0% 6.9% Boston 14% 0% 5% 0% 6.6% Chicago 2% 3% 8% 0% 3.9% Philadelphia 2% 1% 8% 0% 3.2% Dallas 0% 0% 3% 0% 1.0% Regional Malls (4) 0% 18% 0% 0% 5.1% Total "Core NOI" 86.0% Cleveland 6% 3% 17% 0% Pittsburgh 2% 2% 1% 0% Other Markets 2% 0% 14% 7% Non-Core Market NOI 14.0% 100% 100% 100% 100% 100.0% Office Retail Apartments (2) Total NOI by Market Land (3)

NOI BY MARKET AND PRODUCT TYPE(1) 10 Six Months Ended June 30, 2014 (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, outlot land sales and other. (2) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core markets. Core Markets: Office Retail Apartments New York City 62% 28% 10% Washington DC 42% 21% 37% Los Angeles 0% 81% 19% Boston 77% 0% 23% Denver 8% 30% 62% San Francisco 8% 46% 46% Chicago 21% 22% 57% Philadelphia 22% 9% 69% Dallas 0% 0% 100% Regional Malls(2) 0% 100% 0% Non-Core Markets: Cleveland 26% 12% 62% Pittsburgh 48% 38% 14% Other Markets 20% 0% 80% Total by Product Type 39% 32% 29%

ASSET DISPOSITIONS • Forest City continues to execute our strategy of disposing non-core assets. • 2014: We continue to seek disposition of non-core assets in non-core markets and expect to generate cash proceeds in our historical range of approximately $150 million for 2014. • Year-to-date 2014: We disposed of 12 non-core operating properties, generating net cash proceeds of approximately $82 million. • 2013: We disposed of 10 non-core operating properties, generating net cash proceeds of approximately $250 million. 11 Cash Net Annualized Cap (Dollars in thousands) Count Proceeds Sales Price NOI Rate Leverage Total (2 Yr: 2012-2013) 33 836,561$ 2,148,599$ 130,269$ 6.1% 61% Total (5 Yr: 2009-2013) 78 1,356,920$ 3,586,584$ 226,301$ 6.3% 62% T tal (7 Yr: 2007-2013) 91 1,557,338$ 4,009,470$ 252,404$ 6.3% 61% Total (10 Yr: 2004-2013) 115 2,032,738$ 4,995,085$ 314,810$ 6.3% 59% Total (12 Yr + YTD: 2002- July 2014) 133 2,125,644$ 5,411,750$ 345,622$ 6.4% 61%

RADIAN RECENTLY OPENED: • Grand Opening May, 2014 • 26-story building features 240 luxury apartments • As of July 30, 2014, 23% leased • Located at Kingston Street on the Rose Fitzgerald Kennedy Greenway in Boston, MA • Adjacent to high-traffic Boston areas such as the Leather District, Financial District, Chinatown and Downtown Boston’s South Station transportation hub • 5,000 s.f. of retail space (100% leased) 12

WASHINGTON, D.C.

THE YARDS DEVELOPMENT: SITE PLAN

In total, a 42-acre mixed-use project in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.


M
M STREET SE
M
QUANDER STREET SE
NEW JERSEY AVENUE SE
USDOT HEADQUARTERS
USDOT HEADQUARTERS
E
C
TINGEY STREET SE
N STREET SE
H
B
F
WATER STREET SE
G
G
D
A
G
NATIONALS BALLPARK
RIVER STREET SE
WASHINGTON NAVY YARD
ANACOSTIA RIVER
Retail
Residential
Office
theyards

A – River Front Park (Opened 2010)	B – Foundry Lofts (Opened Q4-11)
C – Boilermaker Shops (Opened Q4-12)	D – Lumber Shed (Opened Q3-13)
E – Twelve12 (Opened Q2-14)	F – Parcel N (Estimated Opening Q1-16)
G – DC Water Parcels (Potential future development)	
H – Parcel H (Entitled future residential)	

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OPENED AT THE YARDS WASHINGTON, D.C. • Opened Q4 2012 • 39,000 s.f. adaptive-reuse project • Ground level retail and mezzanine office space in a one-of-a-kind setting: a former industrial building at the historic Navy Yard • As of July 30, 2014, 52% leased BOILERMAKER SHOPS LUMBER SHED • Opened Q3 2013 • 32,000 s.f. adaptive-reuse project • Office building with street-level restaurants • FC Washington relocated office location • As of July 30, 2014, 89% leased 14

RECENTLY OPENED AT THE YARDS WASHINGTON, D.C. • A mixed-use project with 218 rental apartments above 88,000 s.f. of street-level retail, including a 50,000 s.f. grocery store and a 28,000 s.f. fitness center • Phased opening began Q2 - 2014 • Leasing as of July 30, 2014: • 43% of units leased • 96% lease commitment (retail) TWELVE12 15

GREENLAND GROUP JOINT VENTURE BROOKLYN, NY 16 • GOAL: Secure strategic partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation. • STATUS: On June 30, 2014 Forest City and Greenland USA closed a joint venture to develop Atlantic Yards, a 22-acre residential and commercial real estate project in Brooklyn, New York. Shortly afterward, Forest City introduced a new name for the development – Pacific Park Brooklyn – which reflects both the location of Pacific Street as a main thoroughfare, and the eight acres of open space that will be a significant resident and community amenity. • JOINT VENTURE: Under the terms of the agreement, Greenland USA made a capital contribution of approximately $200 million to acquire 70% of the remaining project, excluding Barclays Center and B2 BKLYN, the first residential building, and reimburse Forest City for certain costs incurred to date. Greenland USA will co-develop the project with Forest City, and share all the project costs going forward at the same percentage interest. Forest City will manage the day-to-day activities on behalf of the JV, which will develop the project consistent with the approved master plan. • IMPACT: The creation of the proposed JV will accelerate vertical development of the project, including the delivery of affordable housing; and align with our strategy of creating capital partnerships to activate our pipeline, generate liquidity, and reduce risk.

PACIFIC PARK BROOKLYN: PROJECT PLAN BROOKLYN, NY • 22-acre mixed use project, adjacent to the Barclays Center in Brooklyn, NY. Expected to feature: • 6,400 Residential Units / 2,250 Affordable • 250,00 s.f. of retail space • 8 acres of landscaped open space • Strategic Partner: Greenland USA • Transit and Infrastructure Improvements • LEED Certified & Sustainable Development • Expect to start two 100% affordable rental buildings and one condominium building within the next 12 months, with the first all-affordable building started by yearend 2014 17 PARTIALLY AFFORDABLE AFFORDABLE CONDOS

BARCLAYS CENTER BROOKLYN, NY • Opened in September, 2012 and located in Brooklyn, New York, Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Pacific Park Brooklyn mixed-use project. • Barclays Center was ranked by Billboard and Venues Today magazines as the top- grossing U.S. venue for concerts and family shows and the top-seller of tickets in their 2013 report. • The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (’15 – ’16 NHL Season), and is expected to host more than 200 cultural and sporting events annually. 18

UNDER CONSTRUCTION AT PACIFIC PARK BROOKLYN BROOKLYN, NY • First residential tower at Pacific Park Brooklyn, immediately adjacent to Barclays Center • Included in ASRS Development Fund • Anticipated opening of Q4-2015 • 363 Units: 50% Below Market/50% Market Rate • Construction has reached the tenth floor, representing 104 of the 363 apartment units • 32 Floors, 322’ tall • 4,000 s.f. of ground floor retail • Full service building with luxury amenities • Expected to achieve LEED Silver certification 19 B2 BKLYN

Operational Excellence 20

ENHANCED DISCLOSURE 21 • GOAL: Improve transparency and understanding of our business through continuous enhancements to our quarterly disclosures • UPDATE: On August 6, 2014 Forest City included the following enhancements to their quarterly supplemental package on Form 8-K: • Statement of Operations (pages 9-12): Detailed breakout of Revenues and Expenses. A few highlights of line items now included: • Revenues: Rental Revenues, tenant recoveries, service and management fees, parking and other, etc. • Expenses: Property operating and management, real estate taxes, ground rent, corporate general and administrative, etc. • NAV Component Schedule (pages 13‐14): Additional sub‐product type breakdown of Net Operating Income in the Completed Rental Properties section, Apartment NOI is now broken down between Core and Non‐Core Markets. • Comparable Revenues and Operating Expenses (pages 21-22): Included in the NOI Detail disclosure. Provides comparable revenues and operating expenses for Retail, Office, and Apartments.

Pro-Rata Consolidation (Dollars in thousands) Q2 2014 Q2 2013 Comparable NOI - Total 135,004$ 5.0% 128,602$ Comparable NOI - Office 57,746$ 7.1% 53,935$ Comparable NOI - Retail 36,426$ 2.3% 35,620$ Comparable NOI - Apartments 40,832$ 4.6% 39,047$ "Core" NOI %(1) 86.0% 1.0% 85.0% Funds From Operations 53,129$ -17.1% 64,062$ Operating Funds From Operations 60,215$ 68.2% 35,810$ % Change AT A GLANCE “Operating FFO was up significantly, compared with the same period in 2013, even as we continue to execute strategic partnerships and sell non-core assets. FFO results were impacted by a significantly lower tax benefit in the period, primarily as a result of proceeds from our non-core asset dispositions and joint ventures, and by net loss on disposition of partial interest related to the completion of our joint venture with Greenland USA.” – David LaRue, President and CEO Q2 2014 RESULTS 22 (1) Compares the six months ended June 30, 2014 to the six months ended June 30, 2013, change is difference between periods presented.

Pro-Rata Consolidation (Dollars in thousands) June 30, 2014 July 31, 2013 Total Mortgage debt and notes payable, nonrecourse at pro-rata 6,013,635$ -16.7% 7,215,605$ Total Projects under Construction & Development at pro-rata 687,877$ -41.8% 1,182,101$ June 30, 2014 June 30, 2013 FCE Regional Mall Sales per square foot (PSF) (Rolling 12-month basis) 515$ 7.3% 480$ Residential Total Comparable Monthly Average Rental Rates 1,392$ 3.5% 1,345$ Contractual Rent PSF (1) Prior Rent PSF (1) 12 Month Same- Space Regional Mall Leasing Spread PSF (New vs Expiring) 64.89$ 24.9% 51.96$ 12 Month Same-Space Office Leasing Spread PSF (New vs Expiring) 30.63$ 5.9% 28.91$ % Change % Change % Change AT A GLANCE We are committed to execute on our strategy of operational excellence Q2 2014 RESULTS 23 (1) Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

AT A GLANCE OFFICE PORTFOLIO OVERVIEW 24 38 total traditional and life science properties • Totals 10.8M Leasable Square Feet • Total comparable Occupancy of 92.1% as of 6/30/2014 23 traditional office properties • Totals 8.5M Leasable Square Feet • Concentration in New York City, 10 properties totaling 4.8M s.f. New York City Overview • MetroTech Center: 6 Properties totaling 2.8M s.f. in downtown Brooklyn • New York Times: 738K s.f. of space on 23 floors in Manhattan • NY office portfolio 98% leased as of 6/30/2014 Greater Washington, DC (1) Overview • 4 Properties totaling 1.2M s.f • Lumber Shed: 32K s.f. mixed use office/retail property at The Yards • The Yards project is expected to include 1.8M s.f. of office space • Waterfront Station: Adjacent to Waterfront/Southeastern University MetroRail station. Expected to include 660K s.f. of office space 15 life science properties • Totals 2.4M Leasable Square Feet • Focus in Boston/Cambridge – University Park at MIT University Park at MIT Overview • 9 Properties, totaling 1.5M s.f. • 27 acre mixed-use campus development by Forest City and The Massachusetts Institute of Technology METROTECH CENTER – Brooklyn, NY (1) Includes Richmond, Virginia New York, 45% Cleveland, 19% Boston, 14% Greater Washington DC (1), 11% Chicago, 5% Other, 6% Breakout of Office Portfolio by Leasable Square Feet As of 7/31/2014

AT A GLANCE

RETAIL PORTFOLIO OVERVIEW

38 total centers

- 20.9M Total Square Feet, 12.4M GLA
- Total comparable occupancy of 94.2% as of 6/30/2014

15 Regional Malls

- 16.4M Total s.f., 8.2M GLA
- QIC: Strategic Partner in 8 regional malls

23 Specialty Retail Centers

- 4.5M Total s.f., 4.2M GLA
- Madison International: Strategic Partner in 15 retail and entertainment properties

Specialty Retail Overview

- Focus on urban retail in New York City, with assets in Manhattan, Brooklyn, the Bronx, and Queens
- 80% of Total s.f. and GLA are located in the Greater New York City area



SAN FRANCISCO CENTRE – San Francisco, CA

FCE Regional Mall Sales per Square Foot (1) (2)

Rolling 12-month basis for the periods presented


$525
$500
$475
$450
$480
$482
$499
$509
$515
June 30, 2013
September 30, 2013
December 31, 2013
March 31, 2014
June 30, 2014

(1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the supplemental package furnished to the SEC on August 6, 2014.

(2) The increases for the rolling 12-months ended March 31, 2014 and December 31, 2013 over prior periods are primarily due to the exclusion of sales data at Orchard Town Center (disposed Q4-13) and Promenade Bolingbrook (classified as held for sale as of March 31, 2014 and disposed Q2-14). With a comparable exclusion of Orchard Town Center and Promenade Bolingbrook sales data, sales per square foot for the rolling 12-months ended September 30, 2013 and December 31, 2013, would have been $505 and $511, respectively.

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QIC PARTNERSHIP AT A GLANCE 26 Forest City entered a strategic capital partnership with QIC to invest in both existing assets, as well as future opportunities. As a result of the eight individual joint ventures, QIC acquired 49 percent of Forest City’s share of the properties shown below. These properties make up a highly productive portfolio, generating average sales of approximately $500 per square foot, on a rolling 12-month basis. The transaction raised cash liquidity of approximately $350 million, after transaction costs. Forest City will continue to be responsible for leasing, operations, marketing, financing, development services and asset management of the properties.

AT A GLANCE APARTMENT PORTFOLIO OVERVIEW 27 112 Total Properties • 31,507 Total Leasable Units (22,768 at Pro-Rata) 77 Multifamily Properties • 25,571 Total Leasable Units (17,962 at Pro-Rata) Pacific Park Brooklyn – Brooklyn, NY • Expected to feature more than 6,400 units of housing, with 2,250 being affordable • The first residential tower, B2 BKLYN, is expected to open Q4-2015 The Yards – Washington, DC • At full build-out, the project is expected to include up to 2,700 residential units • Currently opened/under construction at The Yards: Foundry Lofts (170 units) and Twelve12 (218 units) 35 Senior Housing Communities • 5,936 Total Leasable Units (4,806 at Pro-Rata) METRO 417 – Los Angeles, CA (1) Includes stabilized apartment communities completely opened and operated for the periods presented. These apartments communities includes units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended June 30, 2014, 18.7% of leasable units in core markets and 3.8% of leasable units in non-core markets were affordable units. Excludes all military and limited-distribution subsidized senior housing units. (2) Represents gross potential rent less concessions. $1,830 $961 $1,386 $1,762 $938 $1,341 95.3% 93.6% 95.1% 94.0% 94.7% 92.5% 94.0% 95.5% $750 $1,000 $1,250 $1,500 $1,750 $2,000 Core Markets Non-Core Markets Total Comparable Apartments Comparable Apartment Communities (1) Monthly Average Residential Rental Rates (2) & Economic Occupancy For the six months ended June 30: 2014 Average Rent 2013 Average Rent 2014 Economic Occupancy 2013 Economic Occupancy

AT A GLANCE STAPLETON 28 Located on the site of Denver’s former international airport, Stapleton is one of the largest urban redevelopments in the United States. Forest City was named Master Developer in 1998; construction began in 2001. This 4,700-acre, mixed use community is home to an estimated 18,300 residents and includes 5,400 homes, 1,026 rental apartments developed, 2.1 million s.f. of retail, nearly 400,000 s.f. of office space, 1.2 million s.f. of flex/R&D space, 10 schools, and 900 acres of parks, open space and trails. Of the total acreage designated for development at Stapleton, Forest City has acquired 2,080 acres to date, with 855 acres remaining for future development. At 12/31/13, the taxable property value added to the City of Denver’s tax rolls totaled approximately $2.5 billion. - 100 200 300 400 500 600 1/31/2011 1/31/2012 1/31/2013 12/31/2013* 6/30/2014† Continued Momentum at Stapleton Lots sold to homebuilders *Represents 11 months ended 12/31/2013 †Represents YTD sales as of 6/30/2014

Sustainable Capital Structure 29

SUSTAINABLE CAPITAL STRUCTURE 30 2013 “Year of transformation” • Total debt reduced $1.1 billion at our pro-rata share ($1.5 billion at full consolidation) Addressing 2014 Maturities • Since December 31, 2013, the company has addressed, through closed loans and committed financings, $709.2 million at full consolidation ($839.8 million at its pro-rata share) of the $840.0 million at full consolidation ($1.1 billion at pro-rata) of long-term debt maturities coming due in fiscal year 2014. Expanded Credit Facility in July, 2013 • Exercised accordion provision, increasing total available borrowings to $500 million from $465 million Property level debt is non recourse • Isolates operating and financial risk at the property level • Does not cross-collateralize mortgage debt and notes payable outside of a single project or property All remaining senior notes are convertible into Class A common stock • Three separate issuances totaling $700 million • Conversion prices ranging from $13.91 to $24.21 per Class A common share $149 $477 $97 $1,124 $265 $1,924 $- $500 $1,000 $1,500 $2,000 YE 12/31/2014 YE 12/31/2015 YE 12/31/2016 YE 12/31/2017 YE 12/31/2018 Thereafter M ill io n s Mortgage Debt and Notes Payable, Nonrecourse Maturities as of June 30, 2014

NET ASSET VALUE DISCLOSURE* * Footnotes provided in the appendix section 31 Q2 2014 Net Stabilized Stabilized Annualized Nonrecourse (Dollars in millions at pro-rata) NOI (1) Adjustments (2) NOI Stabilized NOI (3) Debt (4)(5) Commercial Real Estate A B =A+B Retail Regional Malls 31.5$ 3.8$ 35.3$ 141.2$ (1,335.2)$ Specialty Retail Centers 13.9 (0.5) 13.4 53.6 (511.1) Subtotal Retail 45.4$ 3.3$ 48.7$ 194.8$ (1,846.3)$ Office Life Science 13.7$ -$ 13.7$ 54.8$ (378.6)$ New York 34.5 0.4 34.9 139.6 (1,233.8) Central Business District 5.0 - 5.0 20.0 (96.2) Suburban/Other 3.9 - 3.9 15.6 (153.9) Subtotal Office 57.1$ 0.4$ 57.5$ 230.0$ (1,862.5)$ Arena 4.9$ 4.1$ 9.0$ 35.8$ (145.5)$ Residential Real Estate Apartments, Core Markets 30.2$ 3.7$ 33.9$ 135.6$ (1,423.9)$ Apartments, Non-Core Markets 11.1 1.4 12.5 50.0 (431.1) Subsidized Senior Housing 3.7 0.4 4.1 16.4 (117.0) Military Housing 5.7 (1.9) 3.8 15.0 (28.8) Subtotal Rental Properties 158.1$ 11.4$ 169.5$ 677.6$ (5,855.1)$ Other (11.5) 2.7 (8.8) (35.0) - Total Rental Properties 146.6$ 14.1$ 160.7$ 642.6$ (5,855.1)$ Net Asset Value Components - June 30, 2014 Completed Rental Properties

NET ASSET VALUE DISCLOSURE* * Footnotes provided in the appendix section 32 As of June 30, 2014 (Dollars in millions at pro-rata) Nonrecourse Net Book Book Value (4) Debt (4)(5) Value Development Pipeline Projects under construction (5) 134.1$ (46.1)$ $ 88.0 Projects under development 478.9$ (103.9)$ $ 375.0 Land inventory 117.2$ (8.6)$ $ 108.6 $ 571.6 Cash and equivalents 490.8$ $ 490.8 Restricted cash and escrowed funds 315.8$ $ 315.8 Notes and accounts receivable, net (6) 534.7$ $ 534.7 Net investments and advances to unconsolidated entities 137.0$ $ 137.0 Prepaid expenses and other deferred costs, net 144.3$ $ 144.3 $ 1,622.6 Revolving credit facility (308.0)$ $ (308.0) Convertible senior debt (700.0)$ $ (700.0) Less: convertible debt 700.0$ $ 700.0 Construction payables (117.7)$ $ (117.7) (667.5)$ $ (667.5) $ (1,093.2) 235.5 Weighted Average Shares Outstanding - Diluted Number of shares for the three months ended June 30, 2014 (in millions) Other Tangible Assets Recourse Debt and Other Liabilities Operating accounts payable and

IMPLIED CAP RATE USING OUR NET ASSET VALUE DISCLOSURE 33 NAV Components as of 6/30/2014 FCE-A Stock Price as of 7/30/2014 A 19.41$ Weighted Avg. Shares Outstanding - Diluted B 235.5 Market Capitalization A x B= C 4,571.1$ Net Book Value of Development Pipeline 571.6$ Net Book Value of Other Tangible Assets 1,622.6 Net Book Value of Recourse Debt and Other Liabilities (1,093.2) D 1,101.0$ Implied Equity Value of Completed Rental Properties =C - D 3,470.1$ Book Value of Adjusted Rental Properties Nonrecourse Debt 5,855.1 Implied Gross Value of Completed Rental Properties 9,325.2$ Annualized Stabilized NOI for Completed Rental Properties 642.6$ Implied Cap Rate 6.9%

Appendix 34

PROPERTY OPENINGS AND PROJECTS UNDER CONSTRUCTION

2014 Property Openings	Location	Date Opened/ Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
						(in millions)				
Residential:										
Radian	Boston, MA	Q2-14/Q3-14	50% (e)	50%	$ 0.0	$ 128.3	$ 64.2	240	5,000	23%; Retail: 100%
The Yards - Twelve12	Washington, D.C.	Q2-14/Q3-14	80% (f)	100%	120.2	120.2	120.2	218	88,000	43%; Retail: 96%
Total 2014 Openings					**$ 120.2**	**$ 248.5**	**$ 184.4**	**458**	**93,000**	
Projects Under Construction										
Residential:										
2175 Market Street	San Francisco, CA	Q3-14	25%	25%	$ 42.0	$ 42.0	$ 10.5	88	6,000	
3700M	Dallas, TX	Q3-14/Q4-14	25% (e)	25%	0.0	90.6	22.7	381	-	
Winchester Lofts	New Haven, CT	Q3-14/Q4-14	90%	90%	60.8	60.8	54.7	158	-	
B2 BKLYN	Brooklyn, NY	Q4-15	25%	25%	193.7	193.7	48.4	363	4,000	
					$ 296.5	$ 387.1	$ 136.3	990	10,000	
Office:										
300 Massachusetts Avenue	Cambridge, MA	Q1-16	50% (e)	50%	$ 0.0	$ 175.3	$ 87.7	246,000	246,000	94%
Retail:										
Antelope Valley Mall Expansion	Palmdale, CA	Q4-14	51% (e)	51%	$ 0.0	$ 22.5	11.5	99,000	99,000	63%
Galleria at Sunset Expansion	Henderson, NV	Q2-15	51% (e)	51%	0.0	24.9	12.7	32,000	32,000	69%
					$ 0.0	$ 47.4	24.2	131,000	131,000	
Total Projects Under Construction					**$ 296.5**	**$ 609.8**	**$ 248.2**			
Fee Development Project (g)										
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q3-14	-	-	$ 0.0	$ 138.0	$ 0.0	234,000		

Note: See page 37 in the Supplemental Package for the quarter ended June 30, 2014 for footnotes.

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PROJECTS UNDER DEVELOPMENT 36 1) Pacific Park Brooklyn (formerly Atlantic Yards) - Brooklyn, NY 2) The Yards - Washington, D.C. 3) The Science + Technology Park at Johns Hopkins - Baltimore, MD 4) Waterfront Station - Washington, D.C. Below is a summary of our active large scale development projects, referred to as our "shadow pipeline," which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $299.6 million ($142.0 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $79.4 million ($11.0 million at full consolidation). Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants. Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center . At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. On June 30, 2014, we entered into a joint venture with Greenland USA, a subsidiary of Shanghai-based Greenland Group, a Chinese state-owned enterprise (“Greenland”), to develop the Pacific Park Brooklyn project. The joint venture will execute on the remaining development rights, including the infrastructure and vertical construction of the residential units, but excludes Barclays Center and the under construction B2 BKLYN apartment community. Under the joint venture, Greenland acquired 70% of the project and will co-develop the project with us, along with sharing in the entire project costs going forward in proportion to their ownership interests. The joint venture will develop the project consistent with the approved master plan. The joint venture is accounted for on the equity method of accounting, resulting in the deconsolidation of the Pacific Park Brooklyn development project. The closing of this joint venture significantly reduced our equity requirements for the full build-out of this project thereby reducing our development risk and improving our future liquidity. The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops and Lumber Shed . Phased opening began in Q2-14 for Twelve12 . The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park . Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which will be fully leased by the Department of Health & Mental Hygiene (DHMH).

MILITARY HOUSING NOI 37 Forest City is proud to participate in the privatization of rental residential communities for military families. Our portfolio includes more than 14,000 military family homes located in eight states. These include the Southern Group Air Force bases, the U.S. Air Force Academy, and Naval installations in Hawaii, Washington, Illinois, Indiana and Tennessee. $- $5,000 $10,000 $15,000 $20,000 $25,000 2005 2006 2007 2008 2009 2010 2011 2012 2013* Property Management $1,776 $4,092 $3,379 $6,834 $9,881 $9,872 $10,968 $11,201 $9,471 Asset Management $316 $559 $1,141 $2,272 $2,192 $2,993 $3,309 $3,197 $2,800 Construction $1,149 $3,344 $9,033 $12,345 $8,783 $5,634 $4,158 $1,216 $624 Development $3,334 $8,983 $16,624 $23,541 $11,169 $5,883 $5,615 $8,948 $6,231 Total $6,573 $16,978 $30,177 $44,992 $32,025 $24,381 $24,049 $24,562 $19,126 * Represents the 11 months ended December 31, 2013 Military Housing NOI (In Thousands)

38 • GOAL: To communicate our commitment to our core values, through our first ever Corporate Social Responsibility (CSR) report. • STATUS: On August 27, 2013, Forest City released its first Corporate Social Responsibility report, Built on Purpose. The report fulfills the requirements of an Application Level B in accordance with the Global Reporting Initiative (GRI), the leading global framework for CSR reporting. • HIGHLIGHTS:  More than 30 LEED-certified buildings completed or planned  Associate contributions totaling more than $630,000 to the United Way in 2012  $6 million in energy efficiency savings since 2011  Over six megawatts of renewable power capacity installed • Impact: Triggered an increase in Forest City’s MSCI Intangible Value Assessment, rating from a BB to an A in a single review rating. According to Greenbiz.com: “The MSCI Intangible Value Asset is a comprehensive review of a company’s risks and opportunities beyond those typically examined in traditional financial analyses. Using industry analysis and peer benchmarking, MSCI evaluates a company on many Environmental, Social and Governance (ESG) factors. The resulting ratings range from AAA on the high end to CCC on the low. Forest City’s rating signifies an increase of two levels, representing a virtually unprecedented accomplishment for the company and reinforcing the importance of its commitment to CSR throughout its mission and core values as an organization.” – Greenbiz.com, December 4, 2013 CORPORATE SOCIAL RESPONSIBILITY REPORT

ASRS – MULTIFAMILY DEVELOPMENT FUND

OVERVIEW: Forest City was chosen by the Arizona State Retirement System ("ASRS") based on development **expertise**, the **quality** of our portfolio, a visible **pipeline** of opportunities, as well as **engagement** in communities where we do business. The **$400 million equity fund** will be paired with project financing for aggregate multifamily development investment of up to **$1 billion**. The fund will invest primarily in five core markets: New York City, Washington, D.C., Philadelphia, Los Angeles, and San Francisco.

Project *($ in millions)*	Location	Units	Construction Start	Total Costs	Net Equity
Under Construction:					
B2 BKLYN	Brooklyn, NY	363	Q4-12	$ 193.7	$ 48.4
2175 Market Street	San Francisco, CA	88	Q1-13	42.0	10.5
		Total Under Construction		$ 235.7	$ 58.9
Potential Future Investments[1]**:**					
Blossom Plaza	Los Angeles, CA	240	Q3-14	Total Identified Costs and Equity of Potential Future Investments represent ~$800-$850M, and ~$300-$350M respectively.	
Uptown Apartments[2]	Oakland, CA	665	-		
Museum Towers[2]	Philadelphia, PA	286	-		
Museum Towers 2	Philadelphia, PA	294	Q3-14		
The Yards - Parcel N	Washington D.C	320	Q3-14		
Broadway and Hill	Los Angeles, CA	391	Q4-14		
Waterfront	Washington D.C	365	Q4-14		
Grand Total		**3,012**		**~$1,000M**	**~$400M**

(1) These identified projects meet the investment criteria of the fund and represent potential future investments. However, there are no assurances that these investments will be included.
(2) Existing operating asset which may be a potential future investment of the fund.

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WESTCHESTER’S RIDGE HILL – SITE PLAN YONKERS, NY 40

BROOKLYN - OVERVIEW BROOKLYN, NY 41

STAPLETON – SITE PLAN STAPLETON, CO 42

SAN FRANCISCO - OVERVIEW SAN FRANCISCO, CA 43

GREATER LOS ANGELES - OVERVIEW SOUTHERN CALIFORNIA 44

PIER 70 – SITE PLAN SAN FRANCISCO, CA 45

WATERFRONT STATION – SITE PLAN WASHINGTON, D.C. 46

UNIVERSITY PARK AT MIT – SITE PLAN CAMBRIDGE, MA 47

CORNELL NYC TECH CAMPUS– SITE PLAN NEW YORK CITY, NY 48

NET ASSET VALUE COMPONENTS - FOOTNOTES

1) Q2 2014 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended June 30, 2014 in the Supplemental Operating Information section of the supplemental package, furnished to the SEC on form 8-K on August 6, 2014.

2) The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP) (in millions)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of July 30, 2014
Apartments:			
Radian	$ 0.0	$ 64.2	23%; Retail: 100%
The Yards – Twelve12	$ 120.2	$ 120.2	43%; Retail: 96%
The Continental	$ 54.8	$ 54.8	97%
1111 Stratford (Non-Core Market)	$ 23.9	$ 23.9	89%
Aster Conservatory Green	$ 49.5	$ 44.6	68%
Specialty Retail Centers:			
The Yards - Boilermaker Shops	$ 21.9	$ 21.9	52%
The Yards- Lumber Shed	$ 15.5	$ 15.5	89%
Regional Mall:			
Westchester's Ridge Hill	$ 891.1	$ 891.1	65%/75%

a) NOI for *Radian*, *The Yards – Twelve12*, The *Continental*, *1111 Stratford*, *Aster Conservatory Green*, *The Yards - Boilermaker Shops* and *The Yards – Lumber Shed* is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b) NOI for *Westchester's Ridge Hill* is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 874,000 square feet of leases that have been signed, representing 65% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 75%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c) Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q2 2014 NOI to arrive at an annual stabilized NOI of $35.8 million.

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NET ASSET VALUE COMPONENTS - FOOTNOTES 50 In addition, we include stabilization adjustments to the Adjust Q2 2014 NOI as follows: d) Due to the temporary decline in occupancy at One Pierrepont Plaza (New York Office), we have included a stabilization adjustment to the Q2 2014 NOI to arrive at our estimate of stabilized NOI. e) Due to ongoing or planned renovations at Ballston Common Mall (Regional Mall) and Heritage (Apartments), we have included stabilization adjustments to the Q2 2014 NOI to arrive at our estimate of stabilized NOI. f) Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q2 2014 NOI to arrive at our estimate of stabilized NOI. g) At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million. h) Other excludes write-offs of abandoned development projects and demolition costs of $0.9 million, tax credit income of $5.5 million and certain variable development and operating overhead. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3) Pro-rata annualized stabilized NOI is calculated by taking the Q2 2014 stabilized NOI times a multiple of four. 4) Amounts are derived from the respective pro-rata balance sheet line item as of June 30, 2014 and are reconciled to their GAAP equivalents in the Selected Financial Information section of the supplemental package, furnished to the SEC on Form 8-K on August 6, 2014. 5) The Yards – Twelve12 has $74.9 million of project costs and $59.9 million of related mortgage debt at pro-rata consolidation recorded in projects under construction in our balance sheet at June 30, 2014, due to the property’s phased opening. For NAV component purposes, these respective project costs and associated mortgage debt have been reclassed from the “Projects under construction” to the “Completed Rental Properties” section, since all NOI for the property is included in the “Completed Rental Properties” section through the net stabilized adjustments column. 6) Includes $16.5 million of straight-line rent receivable (net of $10.6 million of allowance for doubtful accounts). 7) Includes $36.9 million of straight-line rent payable.

RECONCILIATION OF NET EARNINGS/(LOSS) TO FFO

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
	(in thousands)			
Net loss attributable to Forest City Enterprises, Inc.	$ (92,992)	$ (34,940)	$ (77,472)	$ (54,531)
Depreciation and Amortization—Real Estate Groups	75,661	97,422	146,667	182,026
Impairment of depreciable rental properties	129,059	1,175	129,059	1,175
(Gain) loss on disposition of full or partial interests in rental properties	(17,366)	1,510	(68,461)	(14,126)
Income tax expense (benefit) adjustment — current and deferred (1):				
Gain (loss) on disposition of full or partial interests in rental properties	8,820	(649)	28,718	5,472
Impairment of depreciable rental properties	(50,053)	(456)	(50,053)	(456)
FFO	$ 53,129	$ 64,062	$ 108,458	$ 119,560
FFO Per Share - Diluted				
Numerator *(in thousands)* :				
FFO	$ 53,129	$ 64,062	$ 108,458	$ 119,560
If-Converted Method (adjustments for interest, net of tax):				
3.625% Notes due 2014	—	513	—	1,623
5.000% Notes due 2016	382	382	765	765
4.250% Notes due 2018	2,277	2,277	4,554	4,554
3.625% Notes due 2020	1,664	—	3,328	—
FFO for per share data	$ 57,452	$ 67,234	$ 117,105	$ 126,502
Denominator:				
Weighted average shares outstanding—Basic	198,341,355	191,357,242	198,041,879	187,604,085
Effect of stock options, restricted stock and performance shares	1,540,864	1,802,779	1,733,435	1,624,399
Effect of convertible preferred stock	—	—	—	279,333
Effect of convertible debt	32,138,215	26,103,680	32,138,215	29,781,161
Effect of convertible Class A Common Units	3,461,710	3,646,755	3,553,721	3,646,755
Weighted average shares outstanding - Diluted	235,482,144	222,910,456	235,467,250	222,935,733
FFO Per Share	$ 0.24	$ 0.30	$ 0.50	$ 0.57

(1) See page 33 in the Supplemental Package furnished to the SEC for the 3 months ended June 30, 2014 for footnotes.

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RECONCILIATION OF FFO TO OPERATING FFO

	Three Months Ended June 30, 2014	2013	% Change	Six Months Ended June 30, 2014	2013	% Change
	(in thousands)			(in thousands)		
FFO	53,129	$ 64,062		108,458	$ 119,560	
Net gain on land held for divestiture activity	—	(1,803)		—	(19,407)	
Impairment of non-depreciable real estate	770	—		770	—	
Write-offs of abandoned development projects and demolition costs	933	657		933	13,553	
Tax credit income	(5,480)	(5,961)		(9,427)	(11,408)	
(Gain) loss on extinguishment of debt	1,189	4,982		1,622	4,173	
Change in fair market value of nondesignated hedges	(1,681)	2,295		2,991	1,725	
Net gain on change in control of interests	—	(2,762)		(2,759)	(2,762)	
Straight-line rent adjustments	(841)	(3,423)		(3,375)	(6,533)	
Participation payments	—	780		1,469	1,370	
Non-outlot land sales	—	(8,927)		—	(8,927)	
Net loss on disposition of partial interest in development project	16,211	—		16,211	—	
Nets Pre-tax FFO	261	2,152		1,414	2,898	
Income tax benefit on FFO	(4,276)	(16,242)		(9,599)	(24,388)	
Operating FFO	$ 60,215	$ 35,810	68.2 %	$ 108,708	$ 69,854	55.6 %
Operating FFO Per Share - Diluted						
Numerator *(in thousands)* :						
Operating FFO	$ 60,215	$ 35,810		$ 108,708	$ 69,854	
If-Converted Method (adjustments for interest, pre-tax):						
3.625% Notes due 2014	—	838		—	2,650	
5.000% Notes due 2016	625	625		1,250	1,250	
4.250% Notes due 2018	3,719	—		7,438	—	
3.625% Notes due 2020	2,719	—		5,438	—	
Operating FFO for per share data	$ 67,278	$ 37,273		$ 122,834	$ 73,754	
Denominator:						
Weighted average shares outstanding - Diluted [1]	235,482,144	206,760,581		235,467,250	206,785,858	
Operating FFO Per Share	$ 0.29	$ 0.18		$ 0.52	$ 0.36	

(1) See page 34 in the Supplemental Package furnished to the SEC for the 3 months ended June 30, 2014 for footnotes.

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Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $8.6 billion in total assets (6/30/2014). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C.– where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contacts: Jeff Frericks 216-416-3546 jeffreyfrericks@forestcity.net Dale Koler 216-416-3341 dalekoler@forestcity.net